                 SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement and Release ("Agreement") is made by and between Gregory M. Perkins ("Executive") and Aehr Test Systems, a California corporation, and its direct and indirect subsidiaries (together, the "Company") (collectively referred to as the "Parties" or individually referred to as a "Party").

                             RECITALS

     WHEREAS, Executive was employed by the Company;

     WHEREAS, Executive signed an Employment Agreement Regarding
Proprietary Developments and Confidential Information with the
Company on June 2, 2004 (the "Confidentiality Agreement");

     WHEREAS, Executive signed a Change of Control Severance
Agreement with the Company on September 13, 2006 (the "Change of
Control Agreement");

     WHEREAS, Executive was eligible to earn commission payments for certain sales made pursuant to terms of the Company's Bonus
Plan FY2011 dated July 9, 2010 (the "Commission Plan").

     WHEREAS, the Company and Executive have entered into Stock Option Agreements, dated June 24, 2004, June 23, 2005, July 18, 2006, June 26, 2007, November 13, 2008, June 30, 2009, and June 29,
2010, respectively, granting Executive the option to purchase shares of the Company's common stock subject to the terms and conditions of the Company's 2006 Stock Option Plan and the Stock Option Agreement (collectively the "Stock Agreements");

     WHEREAS, Executive's employment with the Company will terminate effective February 11, 2011 (the "Separation Date"); and

     WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive's employment with or separation from the Company;

     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

                             COVENANTS

     1.   Consideration.

          a. Payment. The Company agrees to pay Executive a lump sum equivalent to eleven (11) weeks of Executive's current reduced base salary, for a total of Thirty-Four Thousand Six Hundred and Eighty-Five Dollars ($34,685.00), plus Seventeen Thousand Seven Hundred and Twenty One Dollars ($17,721.00), all less applicable withholding. This payment will be made to Executive within ten
(10) business days after the Effective Date of this Agreement.

          b. Commissions. Executive acknowledges and agrees that the Commission Plan requires that he be employed by the Company at the time bookings are earned by the Company (in accordance with the Company's standard practices) in order for him to earn a commission based on such bookings recorded by the Company. Notwithstanding such condition, the Company agrees to pay Executive all earned commissions (as defined in the Commission
Plan) on any bookings that the Company records (in accordance with the Company's standard practices) for the first four months of 2011 as if the Executive's employment had continued through April 30, 2011, provided that all other applicable conditions to earning commissions under the terms of the Company's Commission Plan are satisfied. Other than as set forth above, Executive's eligibility to earn commissions shall be governed by the terms of the Commission Plan.

Executive acknowledges and agrees that the consideration provided to him hereunder fully satisfies any obligation that the Company had to pay Executive wages or any other compensation for any of the services that Executive rendered to the Company, that the amount paid is in excess of any disputed wage claim, if any, that Executive may have. To the extent any wage dispute exists, Executive specifically acknowledges that the consideration paid shall be deemed to be paid first in satisfaction of any disputed wage claim with the remainder sufficient to act as consideration for the release of claims set forth herein, and that Executive has not earned and is not entitled to receive any additional wages or other form of compensation from the Company.

     2. Stock. The Parties agree that for purposes of determining the number of shares of the Company's common stock that Executive is entitled to purchase from the Company, pursuant to the exercise of outstanding options, Executive will be considered to have vested only up to the Separation Date. Executive acknowledges that as of the Separation Date, Executive will have vested in 67,789 options and no more. The exercise of Executive's vested options and shares shall continue to be governed by the terms and conditions of the Company's Stock Agreements. Since Executive is an Officer of the Company, Executive should also pay strict attention to trading windows. Barring any undisclosed material information, it is expected that the trading window will be open through the end of January 2011. The trading window will reopen 3 days after the Q3'11 earning release, or Tuesday April 5, 2011, and remain open through the end of April 2011. Executive should advise the Company before selling any shares.

     3. Benefits. Executive's health insurance benefits shall cease on the last day of February 2011, subject to Executive's right to continue his health insurance under COBRA. Executive's participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, potential payments under the Change of Control Agreement, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date. Notwithstanding the foregoing, Executive shall continue to be eligible for reimbursement of health expenses not covered by the Company's health plan which are incurred prior to February 28, 2011, pursuant to the terms of the Company's Exec-U-Care program. Executive must submit all receipts for reimbursement of 2011 expenses by March 31, 2012, pursuant to the terms of the Exec-U-Care program. Receipts for expenses incurred that are dated after February 28, 2011 will not be reimbursed.

     4. Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, any pending reimbursements under the Company's Exec-U-Care program, and any commissions still to be paid pursuant to the Commission Plan, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive. Executive further acknowledges that he is not entitled to any payment under the Change of Control Agreement, as no Change of Control (as defined in that agreement) occurred during the duration of his employment.

     5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the "Releasees"). Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

          a. any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

          b. any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

          c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

          d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Immigration Reform and Control Act, as amended; the Occupational Safety and Health Act, as amended; the California Occupational Safety and Health Act, as amended; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers' Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

          e. any and all claims for violation of the federal or any state constitution;

          f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

          g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

          h.   any and all claims for attorneys' fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to: (1) Executive's right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive's release of claims herein bars Executive from recovering such monetary relief from the Company); (2) claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by Executive); and (3) claims prohibited from release as set forth in California Labor Code section 206.5 (specifically "any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made").

     6. Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement;
(b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement and agrees that any such revocation must be in a writing by email or federal express received by Gary Larson by midnight on the seventh day following Executive's execution of this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and
(e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company's behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

     7. California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code
Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
      CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER
      FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER
      SETTLEMENT WITH THE DEBTOR.

     Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

     8. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

     9. Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company's trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Executive agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information of the Company. Executive understands that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Executive has called or with whom he became acquainted during the term of his employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to Executive by the Company either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment. Executive further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Executive's or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Executive hereby grants consent to notification by the Company to any new employer about Executive's obligations under this paragraph. Executive represents that he has not to date misused or disclosed Confidential Information to any unauthorized party. Executive's signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his employment with the Company, or otherwise belonging to the Company.

     10. Confidentiality. Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Separation Information"). Except as required by law, Executive may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive's attorney(s), and Executive's accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that he will not publicize, directly or indirectly, any Separation Information.

     11. Non-Disparagement and Communications with Company Employees, Customers and Business Partners. Executive agrees to refrain from any disparagement, defamation, libel, or slander of the Company or any of the Releases, including, without limitation, the business, products, intellectual property, financial standing, future, or employment/compensation/benefit practices of the Company. Executive further agrees to refrain from any tortious interference with the contracts and relationships of the Company or any of the Releasees. Executive shall direct any inquiries by potential future employers to the Company's human resources department, which shall use its best efforts to provide only the Executive's last position and dates of employment.

     12. No Cooperation. Executive further agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

     13. Breach. In addition to the rights provided in the "Attorneys' Fees" section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

     14. No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

     15. Nonsolicitation. Executive agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Executive shall not directly or indirectly solicit any of the Company's employees to leave their employment at the Company.

     16. Costs. The Parties shall each bear their own costs, attorneys' fees, and other fees incurred in connection with the preparation of this Agreement.

     17. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ALAMEDA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES ("JAMS"), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES ("JAMS RULES"). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY

SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.
THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

     18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive's failure to pay or the Company's failure to withhold, or Executive's delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys' fees and costs.

     19. Section 409A. The severance amounts and the provision of the other benefits provided for under this Agreement are intended to satisfy the requirements of the "short-term deferral" rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

     20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     21. No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

     22. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

     23. Attorneys' Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys' fees incurred in connection with such an action.

     24. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive's relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements.

     25. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company's Chief Executive Officer.

     26. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

     27. Effective Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the "Effective Date").

     28. Expiration of Agreement. This Agreement shall be null and void if the Company has not received an executed copy of the Agreement on or by the twenty-first date after which it is received by Executive (the "Expiration Date").

     29. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     30. Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that: (a) he has read this Agreement; (b) he has been represented in the preparation, negotiation, and execution of this

Agreement by legal counsel of his own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Agreement and of the releases it contains; and (d) he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                              GREGORY M. PERKINS, an individual


Dated:  February 1, 2011         /s/    GREGORY M. PERKINS
                              ----------------------------------
                              Gregory M. Perkins


                              AEHR TEST SYSTEMS


Dated:  February 1, 2011      By /s/    RHEA POSEDEL
                                 -------------------------------
                                 Rhea Posedel
                                 Chairman of the Board/CEO